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                                                                       EXHIBIT B

                          AGREEMENT RE JOINT FILING OF
                                  SCHEDULE 13D
                                  ------------


The undersigned hereby agrees as follows:

     (i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

     (ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated:  September 5, 1998



                                  BROWN'S DOCK, L.L.C.


                                  By:     /s/ James C. Comis III
                                       -----------------------------
                                  Print Name: James C. Comis III
                                  Its:  Managing Director


                                  PHOENIX HOME LIFE MUTUAL
                                  INSURANCE COMPANY


                                  By:     /s/ Christopher Wilkos
                                       -----------------------------
                                  Print Name: Christopher Wilkos
                                  Its:  Vice-President


                                  PHOENIX INVESTMENT PARTNERS, LTD.


                                  By:     /s/ Michael E. Haylon
                                       -----------------------------
                                  Print Name: Michael E. Haylon
                                  Its:  Executive Vice-President


                         INVERNESS MANAGEMENT FUND I LLC

                                  By:  WMD LLC, its General Partner

                                  By:    /s/ W. McComb Dunwoody
                                        --------------------------
                                  Print Name: W. McComb Dunwoody
                                  Its: Managing Member

                         WMD LLC

                                  By:    /s/ W. McComb Dunwoody
                                       ---------------------------
                                  Print Name: W. McComb Dunwoody
                                  Its: Managing Member

                         J.C. COMIS LLC

                                  By:    /s/ James C. Comis III
                                      ----------------------------
                                  Print Name:  James C. Comis III
                                  Its: Managing Member


                           /s/ W. McComb Dunwoody
                         -------------------------------
                         W. McComb Dunwoody



                             /s/ James C. Comis III
                         -------------------------------
                         James C. Comis III